As filed with the Securities and Exchange Commission on July 21, 2009

Registration No. 333-67098

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Cadence Financial Corporation

(Exact name of registrant as specified in its charter)

Mississippi	64-0694775
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

301 East Main Street

Starkville, Mississippi 39759

(662) 323-1341

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

2001 Long-Term Incentive Compensation Plan

(Full title of the plan)

Lewis F. Mallory, Jr.

Chairman and Chief Executive Officer

Cadence Financial Corporation

301 East Main Street

Starkville, Mississippi 39759

Telephone: (662) 323-1341

Facsimile: (662) 323-4748

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mark L. Jones

Jackson Walker L.L.P.

1401 McKinney, Suite 1900

Houston, Texas 77010

Telephone: (713) 752-4224

Facsimile: (713) 752-4221

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

DEREGISTRATION OF SECURITIES

Cadence financial Corporation (the “Registrant”) is filing this Post-Effective Amendment No. 1 to Form S-8 Registration Statement to deregister certain shares of common stock, par value $1.00 per share (the “Common Stock”), previously registered by the Registrant pursuant to Form S-8 Registration Statement No. 333-67098, which was originally filed with the Securities and Exchange Commission (the “Commission”) on August 8, 2001 (the “2001 Form S-8”). A total of 235,000 shares of the Registrant’s Common Stock (the “Registered Shares”) were registered for issuance under 2001 Long-Term Incentive Compensation Plan (the “LTIP”), pursuant to the 2001 Form S-8. Options to purchase 225,201 of the Registered Shares are outstanding as of June 29, 2009. The LTIP has been superseded by that certain 2006 Long-Term Incentive Compensation Plan. Of the Registered Shares, 9,799 shares of Common Stock were not issued under the LTIP and on June 29, 2009, the Corporation unreserved those 9,799 unissued shares of Common Stock (the “Unreserved Shares”).

The Registrant is filing this Post-Effective Amendment No. 1 to the 2001 Form S-8 in order to deregister the Unreserved Shares. Accordingly, the Registrant hereby withdraws from registration under the 2001 Form S-8 the 9,799 Unreserved Shares that have not been and will not be issued under the LTIP.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement No. 333-67098 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Starkville, State of Mississippi, on July 15, 2009.

CADENCE FINANCIAL CORPORATION

By:	/s/ Lewis F. Mallory, Jr.
Lewis F. Mallory, Jr.
Chairman and Chief Executive Officer

By:	/s/ Mark A. Abernathy
Mark A. Abernathy
President and Chief Operating Officer

By:	/s/ Richard T. Haston
Richard T. Haston
Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post Effective Amendment No. 1 to Registration Statement No. 333-67098 has been signed by the following persons in the capacities as of July 15, 2009.

Signature	Title

/s/ David C. Byars David Byars	Director

/s/ Robert S. Caldwell, Jr. Robert S. Caldwell, Jr.	Director

/s/ Robert L. Calvert, III Robert L. Calvert, III	Director

/s/ Robert A. Cunningham Robert A. Cunningham	Director

J. Nuttie Dowdle	Director

James C. Galloway, Jr.	Director

/s/ James D. Graham James D. Graham	Director

/s/ Clifton S. Hunt Clifton S. Hunt	Director

Dan R. Lee	Director

/s/ Allen B. Puckett, III Allen B. Puckett, III	Director

/s/ Sammy J. Smith Sammy J. Smith	Director

H. Stokes Smith	Director